UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

VIPER POWERSPORTS INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(IRS Employer Identification No.)

2458 West Tech Lane, Auburn, AL	36832
(Address of principal executive offices)	(Zip Code)

(334) 887-4445
(Registrant’s telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

•	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

•	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Appointment of Officers and Directors

     On December 21, 2011, Viper Powersports Inc. (the “Company”) announced the following appointments to its Board of Directors effective December 30, 2011, Grant Lynch, Tim Wellborn, and James Shields.

Grant Lynch is the Chairman of Talladega Superspeedway and Vice President of Special Projects with International Speedway Corporation. Mr. Lynch came to Talladega in 1993 after 11 years with R.J. Reynolds Tobacco Co., where in his last post as Senior Manager of Operations and public relations, he managed R.J. Reynolds’s involvement in NASCAR Winston Cup racing

Tim Wellborn is the past CEO and owner of Wellborn Forest Products, and is the owner of the Wellborn Muscle Car Museum that houses the world's largest Mopar classic car collection. He has served on the Talladega International Motorsports Hall of Fame Board of Directors since 1985. In 2008 Mr. Wellborn was presented with the prestigious Lee Iacocca Award.

James Shields is a senior partner in the Texas Law Firm Shields, Britton & Fraser.  The firm’s area of expertise is Litigation, Real Estate, Estate Planning, Bankruptcy, Employment Matters, and Mergers & Acquisitions.  Mr. Shields is a racing and motorcycle enthusiast.  He races SCCA on his off weekends and loves competition.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viper Powersports Inc.

Dated: December 22, 2011	By:	/s/ Timothy Kling
Timothy Kling
Chief Financial Officer